Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment #1 to the Registration Statement on Form S-4 of Comera Life Sciences Holdings, Inc. of our report dated March 8, 2022, relating to the financial statements of Comera Life Sciences, Inc., which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

March 25, 2022